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                                                               07/01/97
                                                               SEC FORM U-3A-2\A


                                   EXHIBIT C

         An organizational chart showing the relationship of each EWG or foreign utility company to associate companies in the holding-company system.

               Filed with the Securities and Exchange Commission
                     pursuant to Rule 202 of Regulation S-T